Back to Form 10-Q
Exhibit 4.2

_____________________

WELLCARE HEALTH PLANS, INC.

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

_____________________

Indenture

Dated as of September 15, 2011

_____________________

$112,500,000

6.0% Subordinated Notes due December 31, 2016

_____________________

CROSS REFERENCE TABLE*

Trust Indenture		Indenture
Act Section		Section
310	(a)(1)	7.1
	(a)(2)	7.1
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.1
	(b)	7.08; 7.10, 12.03
	(c)	N.A.
311	(a)	7.12
	(b)	7.12
	(c)	N.A.
312	(a)	2.05
	(b)	12.02
	(c)	12.02
313	(a)	7.06
	(b)	7.06; 7.07
	(b)(1)	N.A.
	(b)(2)	7.06; 7.07
	(c)	7.06; 12.03
	(d)	7.06
314	(a)	4.04; 4.05; 12.03; 12.05
	(a)(4)	4.05; 12.03
	(b)	N.A.
	(c)(1)	12.05
	(c)(2)	12.05
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.06
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 12.03
	(c)	7.01
	(d)	7.01; 7.02
	(e)	6.12
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	11.02
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01
	(b)	N.A.
	(c)	12.01

N.A. means not applicable
* This Cross Reference Table is not part of this indenture

  i

RECITALS

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.	1
Section 1.02	Other Definitions.	5
Section 1.03	Incorporation by Reference of Trust Indenture Act	6
Section 1.04	Rules of Construction	6

ARTICLE 2
THE NOTES

Section 2.01	Form, Dating and Denominations; Legends	7
Section 2.02	Execution and Authentication	8
Section 2.03	Registrar, Paying Agent and Conversion Agent	8
Section 2.04	Paying Agent to Hold Money in Trust	9
Section 2.05	Noteholder Lists	9
Section 2.06	Transfer and Exchange	9
Section 2.07	Replacement Notes	10
Section 2.08	Outstanding Notes	11
Section 2.09	Treasury Notes	11
Section 2.10	Temporary Notes	11
Section 2.11	Cancellation	12
Section 2.12	CUSIP Numbers	12
Section 2.13	Book-Entry Provisions for Global Notes	12

ARTICLE 3
REDEMPTION

Section 3.01	Optional Redemption.	13
Section 3.02	Mandatory Redemption	14
Section 3.03	Notices to Trustee	14
Section 3.04	Selection of Notes to Be Redeemed	14
Section 3.05	Notice of Redemption	14
Section 3.06	Effect of Notice of Redemption	15
Section 3.07	Deposit of Redemption	15
Section 3.08	Notes Redeemed	16

ARTICLE 4
COVENANTS

Section 4.01	Payment of Notes	16

Section 4.02	Maintenance of Office or Agency	16
Section 4.03	Existence	17
Section 4.04	Annual Reports	17
Section 4.05	Reports to Trustee	17
Section 4.06	Stay, Extension and Usury Laws	17
Section 4.07	Incurrence of Debt	18

ARTICLE 5
CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

Section 5.01	Consolidation, Merger, Sale or Lease of Assets by the Company	18

ARTICLE 6
DEFAULT AND REMEDIES

Section 6.01	Events of Default	18
Section 6.02	Acceleration	19
Section 6.03	Other Remedies	19
Section 6.04	Waiver of Past Defaults	19
Section 6.05	Control by Majority	20
Section 6.06	Limitation on Suits	20
Section 6.07	Rights of Holders to Receive Payment	21
Section 6.08	Collection Suit by Trustee	21
Section 6.09	Trustee May File Proofs of Claim	21
Section 6.10	Priorities	21
Section 6.11	Restoration of Rights and Remedies	22
Section 6.12	Undertaking for Costs	22
Section 6.13	Rights and Remedies Cumulative	22
Section 6.14	Delay or Omission Not Waiver	22

ARTICLE 7
THE TRUSTEE

Section 7.01	General	22
Section 7.02	Certain Rights of Trustee	23
Section 7.03	Individual Rights of Trustee	25
Section 7.04	Trustee’s Disclaimer	25
Section 7.05	Notice of Default	25
Section 7.06	Reports by Trustee to Holders	25
Section 7.07	Compensation and Indemnity	26
Section 7.08	Replacement of Trustee	26
Section 7.09	Successor Trustee by Merger	27
Section 7.10	Eligibility	27
Section 7.11	Money Held in Trust	27
Section 7.12	Preferential Collection of Claims Against the Company	28

Article 8
DISCHARGE

Section 8.01	Satisfaction and Discharge of this Indenture	28
Section 8.02	Application of Trust Money	28
Section 8.03	Repayment to Company	28
Section 8.04	Reinstatement	29

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01	Amendments Without Consent of Holders	29
Section 9.02	Amendments With Consent of Holders	30
Section 9.03	Effect of Consent	30
Section 9.04	Trustee’s Rights and Obligations	31
Section 9.05	Conformity With Trust Indenture Act	31
Section 9.06	Payments for Consents	31

ARTICLE 10
SUBORDINATION

Section 10.01	Notes Subordinated to Senior Debt	32
Section 10.02	Liquidation; Dissolution; Bankruptcy	32
Section 10.03	Default on Senior Debt and Designated Senior Debt	32
Section 10.04	Acceleration of Notes	33
Section 10.05	When Distribution Must Be Paid Over	33
Section 10.06	Notice by Company	33
Section 10.07	Subrogation	33
Section 10.08	Relative Rights	34
Section 10.09	Subordination May Not Be Impaired by Company	34
Section 10.10	Distribution or Notice to Representative	34
Section 10.11	Rights of Trustee and Paying Agent	34
Section 10.12	Authorization to Effect Subordination	35
Section 10.13	Amendments	35
Section 10.14	Agreement to Subordinate Unaffected	35
Section 10.15	Further Assurances	35
Section 10.16	Reinstatement	35
Section 10.17	Continuing Agreement; Assignments	35

ARTICLE 11
PAYMENT OF INTEREST

Section 11.01	Interest Payments	36
Section 11.02	Defaulted Interest	36
Section 11.03	Interest Rights Preserved	37

Article 12
MISCELLANEOUS

Section 12.01	Trust Indenture Act of 1939	37
Section 12.02	Noteholder Communications; Noteholder Actions	37
Section 12.03	Notices	38
Section 12.04	Communication by Holders with Other Holders	39
Section 12.05	Certificate and Opinion as to Conditions Precedent	39
Section 12.06	Statements Required in Certificate or Opinion	39
Section 12.07	Legal Holiday	40
Section 12.08	Rules by Trustee, Paying Agent, Conversion Agent and Registrar	40
Section 12.09	Governing Law	40
Section 12.10	No Adverse Interpretation of Other Agreements	40
Section 12.11	Successors	41
Section 12.12	Counterparts	41
Section 12.13	Severability	41
Section 12.14	Table of Contents and Headings	41
Section 12.15	No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders	41
Section 12.16	Waiver of Jury Trial	41
Section 12.17	Force Majeure	41

EXHIBITS

EXHIBIT A  Form of Note
EXHIBIT B  DTC Legend

  v

INDENTURE, dated as of September 15, 2011, between WELLCARE HEALTH PLANS, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of $112,500,000 aggregate principal amount of the Company’s 6.0% Subordinated Notes due December 31, 2016 (the “Notes”). All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid and legally binding obligations of the Company as hereinafter provided.

This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

 Section 1.01          Definitions.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and which is and remains in full force and effect as of the date of its certification, and is delivered to the Trustee.

“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York or Jacksonville, Florida are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Note” means a Note in registered definitive form without interest coupons.

“Close of Business” means 5:00 p.m. (New York City time).

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Section 5.01.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in Jacksonville, Florida shall be principally administered, which office as of the date of this instrument is located at 10161 Centurion Pkwy. N., 2nd Floor, Jacksonville, Florida 32256, Attention: Corporate Trust Division - Corporate Finance Unit, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 101 Barclay Street, New York, New York 10286; Attention: Corporate Trust Division - Corporate Finance Unit, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“Debt” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; and (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means DTC or the nominee thereof, or any successor thereto.

“Designated Senior Indebtedness” means the Company’s Senior Debt which, on the date of the delivery of a Payment Blockage Notice, has an aggregate amount outstanding of, or under which, on such date, the holders thereof are committed to lend up to, at least $1.00 and is specifically designated in the instrument evidencing or governing that Senior Debt as “Designated Senior Debt” for purposes hereof, provided, however, that such instrument may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit B.

“Escrow Agreement” means the Escrow Agreement dated as of September 15, 2011 between Bernstein Litowitz Berger & Grossmann LLP and Labaton Sucharow LLP, as Plaintiffs’ Counsel, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as escrow agent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note” means a Note in registered global form without interest coupons.

“Holder” or “Noteholder” means the registered holder of any Note.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by credit or loan agreements, bonds, debentures, notes or other written obligations (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person, (d) all obligations of such Person evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kinds, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued liabilities arising in the ordinary course of business), (f) all obligations and other liabilities (contingent or otherwise) of such Person under any lease or related document (including a purchase agreement) in connection with the lease of real property or improvements (or any personal property included as part of any such lease) that provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (g) all obligations (contingent or otherwise) of such Person with respect to any interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (h) all direct or indirect guarantees, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (g), and (i) any and all deferrals, renewals, extensions, restatements, replacements, refinancings and refundings of, or amendments, modifications, or supplements to, or any indebtedness or obligation issued in exchange for, any indebtedness, obligation or liability of the kind described in clauses (a) through (h).

“Indenture” means this indenture, as amended or supplemented from time to time.

“Interest Payment Date” means each June 15 and December 15 of each year, commencing December 15, 2011.

“Maturity Date” means December 31, 2016.

“Notes” has the meaning assigned to such term in the Recitals.

“Obligations” means any principal, interest, penalties, fees, rent, indemnifications, reimbursements, fees and expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed (a) by the chairman of the Board of Directors, the president or chief executive officer or a vice president of the Company and (b) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion signed by legal counsel who is reasonably acceptable to the Trustee, who may be an employee of or counsel to the Company.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permitted Junior Securities” means (a) Capital Stock in the Company which does not provide for mandatory repurchase, redemption, defeasance or other retirement of such securities in cash or any other mandatory repayment or distribution in respect thereof in cash prior to the payment in full of the Senior Debt, or (b) debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to this Indenture.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“principal” of any Debt (including the Notes) means the principal amount of such Debt (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“Regular Record Date” for the interest payable on any Interest Payment Date means the June 1 or December 1 next preceding such Interest Payment Date.

“Representative” means the indenture trustee or other trustee, agent or representative for any Senior Debt.

“Responsible Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(d)(ii) and Section 7.05 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Senior Debt” means the principal of, premium, if any, interest and rent payable on or termination payment with respect to or in connection with Indebtedness of the Company (together with all fees, costs, expenses and other amounts accrued or due on or in connection therewith) whether outstanding on the date of this Indenture or subsequently created, incurred, assumed or guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) which by its terms expressly provides that such Indebtedness shall be senior in right of payment to the Notes.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“Voting Securities” means, with respect to any Person, securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

 Section 1.02          Other Definitions.

Term	Defined in Section
“act”	12.02(b)
“Bankruptcy Default”	6.01(k)
“beneficial owner”	3.01(a)
“BNY Mellon”	2.13(e)
“Company Order”	2.02
“Defaulted Interest”	11.02
“DRS”	2.13(e)
“Event of Default”	6.01
“Legal Holiday”	12.07
“Paying Agent”	2.03
“Primary Registrar”	2.03
“Register”	2.03
“Registrar”	2.03
“Special Record Date”	11.02(a)

        Section 1.03           Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Indenture securities means the Company.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

 Section 1.04          Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(d)           all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(e)           references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(f)           in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;

(g)           “or” is not exclusive;

(h)           “including” means including, without limitation

(i)           “will” means “shall”; and

(j)            words in the singular include the plural, and words in the plural include the singular.

ARTICLE 2
THE NOTES

Section 2.01           Form, Dating and Denominations; Legends.

(a)           The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Note annexed as Exhibit A constitute and are hereby expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable only in denominations of $100 in principal amount and any integral multiple thereof. The Notes may be issued in the form of Global Notes or Certificated Notes as herein provided.

(b)           Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions or issuances of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(c)           Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear a legend substantially to the effect set forth in Exhibit B.

    Section 2.02           Execution and Authentication. An Officer shall sign the Notes for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid or obligatory for any purpose unless and until an authorized signatory of the Trustee signs manually the certificate of authentication on the Note. The manual signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Notes for original issue in the aggregate principal amount of $112,500,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the principal amount of Notes to be authenticated, shall provide that all such Notes will be represented by a Global Note and the date on which such original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $112,500,000 except as provided in Section 2.07.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company. The fees and expenses of any authenticating agent shall be borne by the Company.

The Notes shall be issuable only in registered form without coupons and only in denominations of $100 principal amount and any integral multiple thereof.

        Section 2.03          Registrar and Paying Agent. The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The

Company will at all times maintain a Paying Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the United States. One of the Registrars (the “Primary Registrar”) shall keep a register of the Notes and of their transfer and exchange (the “Register”).

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 8).

The Company hereby initially designates the Trustee as Paying Agent and Primary Registrar and the Corporate Trust Office of the Trustee as the place where notices and demands to or upon the Company in respect of the Notes and this Indenture are delivered.

        Section 2.04          Paying Agent to Hold Money in Trust.  Prior to 10:00 a.m., New York City time, on each date on which the principal amount of or interest, if any, on any Notes is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal amount or interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal amount of or interest, if any, on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 10:00 a.m., New York City time, on each date on which a payment of the principal amount of or interest on any Notes is due and payable, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

        Section 2.05          Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

        Section 2.06          Transfer and Exchange. Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without service charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 3.08 or Section 9.03(b) not involving any transfer.

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        Section 2.07          Replacement Notes. If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Note, pay or redeem such Note, as the case may be.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

        Section 2.08          Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If a Paying Agent holds at 10:00 a.m., New York City time, on the Maturity Date Cash sufficient to pay the principal amount of the Notes payable on that date, then on and after the Maturity Date, such Notes shall cease to be outstanding and the principal amount thereof shall cease to bear interest.

Subject to the restrictions contained in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

        Section 2.09          Treasury Notes. (a)  In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor.

(b)           Any Notes that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act.

        Section 2.10          Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.

        Section 2.11          Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer or exchange or payment. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, payment or cancellation and upon written request of the Company shall deliver the canceled Notes to the Company.

        Section 2.12          CUSIP, ISIN or Other Similar Numbers. The Company in issuing the Notes may use one or more “CUSIP”, “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP”, “ISIN” or other similar numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a purchase or redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such purchase or redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP”, “ISIN” or other similar numbers.

        Section 2.13          Book-Entry Provisions for Global Notes. (b) Except as set forth in (a) below, transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Certificated Notes shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Notes only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Note (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within 90 days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Certificated Notes.

(b)           In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.13(a), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(c)           The Holder of any Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

(d)           None of the Trustee, the Paying Agent or the Registrar shall have any responsibility or obligation to any beneficial owner in a Global Note, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Note).  The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures.  The Trustee, the Paying Agent and the Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members and any beneficial owners.  The Trustee, the Paying Agent and the Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof.  None of the Trustee, the Paying Agent or the Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

(e)           Under the circumstances described in the Escrow Agreement, Notes may be transferred from DTC onto the book-entry (certificate-less) direct registration system (“DRS”) of Mellon Investor Services LLC (“BNY Mellon”).  Thereafter, except as set forth in 2.13(a) above, Notes may only be transferred from DRS into one or more Global Notes.

ARTICLE 3
REDEMPTION

Section 3.01           Optional Redemption.

(a)           At any time prior to the Maturity Date, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of Notes redeemed (or, if such redemption occurs prior to the date which is one year from the date of original issuance, 102% of principal amount of the Notes redeemed) plus accrued and unpaid interest, if any, to, but not including, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b)   Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of Section 3.03 through Section 3.08 hereof.

Section 3.02           Mandatory Redemption.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        Section 3.03          Notices to Trustee.  If the Company elects to redeem any Notes pursuant to the optional redemption provisions of Section 3.01 hereof, it must furnish to the Trustee, at least 30 days (or, if less than all of the Notes are to be redeemed, at least 60 days) but not more than 70 days before a Redemption Date, an Officers’ Certificate setting forth:

(a)           the Redemption Date;

(b)           the principal amount of the Notes to be redeemed; and

(c)           the redemption price.

        Section 3.04          Selection of Notes to Be Redeemed.  If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, unless otherwise required by law or applicable stock exchange requirements. In the event of such partial redemption, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $100 or whole multiples of $100; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $100, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

        Section 3.05           Notice of Redemption.  At least 30 days but not more than 60 days before a Redemption Date, the Company will deliver a notice of redemption to each Holder whose Notes are to be redeemed at its address as it appears in the Register, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of this Indenture pursuant to Article 8.

The notice will identify the Notes to be redeemed and will state:

(a)           the Redemption Date;

(b)           the redemption price;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new

Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)           that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(h)           any condition to such redemption.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least two Business Days before notice of redemption is required to be delivered to Holders pursuant to this Section 3.05 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice.

        Section 3.06          Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.05 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. The notice, if delivered in a manner provided herein, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

        Section 3.07          Deposit of Redemption. Prior to 10:00 a.m. New York City time on the Redemption Date, the Company will deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of all Notes to be redeemed on that date, together with interest accrued to the Redemption Date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption of, and accrued and unpaid interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest to the Redemption Date shall be paid to the Person in whose name such Note was registered at the Close of Business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 11.01 hereof.

        Section 3.08          Notes Redeemed.  Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of a Company Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. Notwithstanding any other provision in this Indenture to the contrary, neither an Opinion of Counsel nor an Officers’ Certificate is required for the Trustee to authenticate such new Note.

ARTICLE 4
COVENANTS

        Section 4.01          Payment of Notes. (c)  The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 10:00 a.m. New York City time, on the due date of any principal of or interest on any Notes, or any Redemption Date, as the case may be, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay the amounts then due; provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b)           An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c)           The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(d)           Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of same-day funds to the Depositary. With respect to Certificated Notes, the Company will make all payments of interest in same-day funds by transfer to an account maintained by the Holder located inside the United States, if the Trustee shall have received proper wire transfer instructions from such Holder not later than the related Regular Record Date or, if no such instructions have been received, by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books; and in the case of principal, upon presentation and surrender at an office of a Paying Agent.  With respect to Notes held on BNY Mellon’s DRS, the Company will make payments by check mailed to the Holder at its address set forth on BNY Mellon’s books drawn on a bank in the United States.

        Section 4.02          Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

        Section 4.03          Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence, rights and franchises of the Company; provided that the Company is not required to preserve any such right or franchise if the preservation thereof is no longer desirable in the conduct of the business of the Company; provided further that this Section does not prohibit any transaction otherwise permitted by Section 5.01.

        Section 4.04          Annual Reports. The Company shall deliver to the Trustee, within fifteen days after the Company files the same with the Commission, copies of the Company’s annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, that the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the Commission’s EDGAR system.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

        Section 4.05          Reports to Trustee. (d)  The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive officer, the principal financial officer or the principal accounting officer stating that a review of the activities of the Company during such year and of performance under this Indenture has been made under his or her supervision and, to the best of his or her knowledge, based on such review, the Company has fulfilled all of its obligations under this Indenture throughout such year, or if there has been a Default, specifying the Default and its nature and status thereof.

(b)           The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

        Section 4.06          Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Company (in each case, to the extent that it may lawfully do so) hereby covenants that it will not, by resort to any such law to the extent it would hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        Section 4.07           Incurrence of Debt.  The Company will not create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) Senior Debt in an aggregate principal amount (or accreted value) in excess of $425.0 million at any one time outstanding; provided, however, that any violation of this Section 4.07 shall not affect the characterization of Indebtedness of the Company as Senior Debt in an amount not to exceed such amount.

ARTICLE 5
CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

        Section 5.01          Consolidation, Merger, Sale or Lease of Assets by the Company. (a) The Company, without the consent of the Holders of any of the outstanding Notes, may consolidate with or merge into any Person or convey, transfer or lease its properties and assets substantially as an entirety to another Person only if:

(i)           the resulting, surviving or transferee Person (if other than the Company) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(ii)          such corporation (if other than the Company) expressly assumes by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(iii)         immediately after giving effect to the transaction, no Event of Default or Default has occurred and is continuing; and

(iv)          the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article 5 and that all conditions precedent provided for relating to such transaction have been complied with.

(b)           Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the resulting, surviving or transferee Person, the resulting, surviving or transferee Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture. Upon such substitution, except in the case of a lease, the Company will be released from its obligations under the Notes and this Indenture, unless the successor is one or more of the Company’s Subsidiaries.

ARTICLE 6
DEFAULT AND REMEDIES

Section 6.01           Events of Default. An “Event of Default” occurs with respect to the Notes if:

(a)            the Company defaults in payment of the principal when such becomes due and payable, upon maturity, acceleration, redemption or otherwise;

               (b)           the Company defaults in payment of any interest due on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(c)           the Company fails to comply with its obligations under Article 5;

(d)           the Company fails to comply with any of its other covenants or agreements in the Notes or this Indenture and fails to cure (or obtain a waiver of) such default within 60 days after the Company receives a notice of such default from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

(e)           the Company, pursuant to or under or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; (iii) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or (vi) consents to the filing of such petition or the appointment of or taking possession by any receiver, trustee, assignee, liquidator, custodian or similar official; or

(f)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt; (ii) appoints any receiver, trustee, assignee, liquidator, custodian or similar official of the Company or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days (an event of default specified in clause (e) or (f) a “Bankruptcy Default”).

        Section 6.02           Acceleration. If an Event of Default, other than a Bankruptcy Default, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.

        Section 6.03          Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

        Section 6.04          Waiver of Past Defaults. Except as otherwise provided in Section 6.07 and Section 9.02(b), Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive any past Default and rescind and annul a declaration of acceleration with respect to such Default and its consequences (other than an uncured default (x) in the payment of the principal amount with respect to any Note or accrued and unpaid interest with respect to any Note or (y) in respect of any provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected) if:

(i)           all existing Events of Default, other than the nonpayment of the principal of, and interest on, the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii)          the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

        Section 6.05           Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

        Section 6.06           Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(i)           the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(ii)          Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(iii)         Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv)          the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v)           during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

                       Section 6.07           Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive (x) payment of principal of or interest on its Note on the Maturity Date or the relevant Interest Payment Date, as the case may be and (y) payment of the redemption price on the Redemption Date, or to bring suit for the enforcement of any such payment, as the case may be, on or after such respective dates, may not be impaired or affected without the consent of that Holder.

        Section 6.08          Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

        Section 6.09          Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 6.10           Priorities. Any money collected by the Trustee pursuant to this Article or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order:

First: to the Trustee (including any predecessor trustee) for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest;

Third: to Holders for other amounts then due and unpaid in respect of the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable in respect of the Notes; and

Fourth: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before any such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

        Section 6.10           Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

        Section 6.11           Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of (a) principal of or interest on any Note on the respective due dates or (b) a suit by Holders of more than 10% in principal amount of the outstanding Notes.

        Section 6.12           Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

        Section 6.13           Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7
THE TRUSTEE

        Section 7.01           General. (e)  The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b)           Except during the continuance of an Event of Default

 (i)          the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

 (ii)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)           In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

 (i)          this Subsection (d) shall not be construed to limit the effect of Subsections (b) or (e) of this Section;

 (ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

 (iii)        the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(e)           No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such loss, risk, liability or expense is not reasonably assured to it.

 Section 7.02          Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a)           The Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.

(b)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(c)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or Opinion of Counsel conforming to Section 12.06 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(d)           The Trustee may act through its attorneys and agents and the Trustee will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(e)           The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f)           The Trustee will not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes, suffers or omits to take in accordance with the direction of the Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(g)           The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(h)           Anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee from the Company or any Holder, and such notice references the Notes and this Indenture.

               (j)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k)           Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(l)           The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

        Section 7.03           Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

        Section 7.04          Trustee’s Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of this Indenture or the Notes, (b) is not accountable for the Company’s use or application of the proceeds from the Notes, (c) is not responsible for any recital herein or statement in the Notes other than its certificate of authentication, recital herein (d) is not required to make any mathematical calculation with respect to any matter under this Indenture and (e) will have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.

        Section 7.05           Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default (x) in the payment of the principal of or interest on any Note or (y) in the payment of the redemption price on a Redemption Date, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee and/or the Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

        Section 7.06           Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2012, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

         Section 7.07         Compensation and Indemnity. (f) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)           The Company will indemnify the Trustee or any predecessor Trustee and their officers, agents, directors and employees for, and hold it harmless against, any and all loss, claim, damage or liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it without gross negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes or in connection with enforcing the provision of this Section.

(c)           To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes. The provisions of this Section will survive the satisfaction and discharge, and termination for any reason, of this Indenture or the resignation and removal of the Trustee.

(d)           In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

(e)           “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the gross negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder..

 Section 7.08          Replacement of Trustee. (g) (i) The Trustee may resign at any time by written notice to the Company.

(ii)           The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(iii)           If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv)           The Company may remove the Trustee if (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)           If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will, upon payment of its charges hereunder, transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07(c), (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all reasonable instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)           Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e)           The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

         Section 7.09         Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

         Section 7.10         Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         Section 7.11         Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

         Section 7.12          Preferential Collection of Claims Against the Company .  The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

ARTICLE 8
DISCHARGE

         Section 8.01          Satisfaction and Discharge of this Indenture. This Indenture shall cease to be of further effect, and the Trustee, at the request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, if either:

(i) all Notes theretofore authenticated (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable on the Maturity Date or on any Redemption Date, or (y) will become due and payable on the Maturity Date within one year, or (z) are to be called for redemption within 1 year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

and (in the case of (ii) above) the Company irrevocably deposits or delivers with the Trustee or, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) as trust funds in trust for the purpose an amount of cash sufficient to pay and discharge the entire indebtedness of the Notes not theretofore delivered to the Trustee cancelled or for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity Date or Redemption Date, as applicable; provided that, in all cases, the Company shall pay to the Trustee all other sums payable hereunder by the Company.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 shall survive and, if money shall have been deposited with the Trustee pursuant to this Section 8.01, the provisions of Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.12, Article 3, Article 5, Article 10 and this Article 8, shall survive such satisfaction and discharge and the Company shall be required to make all payments and deliveries required by such Sections or Articles, as the case may be, irrespective of any prior satisfaction and discharge until the Notes have been paid in full.

 Section 8.02          Application of Trust Money. Subject to the provisions of Section 8.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money paid or delivered to it, as the case may be, pursuant to Section 8.01 and shall apply such money in accordance with this Indenture and the Notes to the payment of the principal amount of and interest on the Notes.

 Section 8.03          Repayment to Company. The Trustee and each Paying Agent shall promptly pay or deliver, as the case may be, to the Company upon request any excess money (x) paid or delivered to them pursuant to Section 8.01 and (y) held by them at any time.

The Trustee and each Paying Agent shall also pay or deliver, as the case may be, to the Company upon request any money held by them for the payment of the principal amount of and interest on the Notes that remains unclaimed for two years after a right to such money has matured (which maturity shall occur, for the avoidance of doubt, on the Maturity Date or the Redemption Date); provided that the Trustee or such Paying Agent, before being required to make any such payment or delivery, may at the expense of the Company cause to be mailed to each Holder entitled to such money or publish in a newspaper of general circulation in the City of New York notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing or publication, any unclaimed balance or portion of such money then remaining will be repaid or re-delivered to the Company. After payment or delivery, as the case may be, to the Company, Holders entitled to such money must look to the Company for payment or delivery as general creditors unless an applicable abandoned property law designates another Person.

         Section 8.04          Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no payment or delivery, as the case may be, had occurred pursuant to Section 8.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided that if the Company has made any payment of the principal amount of or interest on the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment or delivery from the money held by the Trustee or such Paying Agent.

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

 Section 9.01           Amendments Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Noteholder:

(a)           to cure any ambiguity, defect or inconsistency in this Indenture or the Notes;

(b)           to evidence a successor to the Company and the assumption by that successor of the obligations of the Company under this Indenture in accordance with Article 5;

(c)           to secure the obligations of the Company in respect of the Notes and this Indenture;

(d)           to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

(e)           to make any change to comply with the Trust Indenture Act, or any amendment thereto; and

               (f)            to make any change that does not adversely affect the rights of any Holder of the Notes; in any material respect.

         Section 9.02          Amendments With Consent of Holders. (a)  Except as otherwise provided in Section 6.07 or paragraph (b), the Company and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may, on behalf of the Holders of such Notes waive any existing or past default under this Indenture and its consequences, except an uncured default (i) in the payment of the principal amount, or accrued and unpaid interest, with respect to any Note or (ii) in respect of any provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

(b)           Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:

(i)           reduce the principal amount of, or interest payment on any Note;

(ii)           make any Note payable in any currency or securities other than that stated in the Note;

(iii)           change the Maturity Date of any Note;

(iv)           impair the right to institute suit for the enforcement of any payment on or after the Maturity Date (or, in the case of a redemption, on or after the Redemption Date) of any Note; or

(v)           change the provisions in this Indenture that relate to modifying or amending the provisions of this Indenture.

(c)           It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d)           An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         Section 9.03          Effect of Consent. (i)  After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver shall bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)           If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

        Section 9.04          Trustee’s Rights and Obligations. The Trustee shall be provided with, and will be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel and an Officer’s Certificate, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

        Section 9.05          Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

        Section 9.06           Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10
SUBORDINATION

 Section 10.01        Notes Subordinated to Senior Debt.  The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes (including the principal of, and interest on all the Notes) is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed).

 Section 10.02        Liquidation; Dissolution; Bankruptcy.  In the event of any payment or distribution of assets of the Company upon any dissolution winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company:

(a)           holders of Senior Debt shall first be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Debt, before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that the Holders of the Notes shall be permitted to receive and retain Permitted Junior Securities); and

(b)           until all Obligations with respect to Senior Debt (as provided in paragraph (a) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of the Notes may receive and retain Permitted Junior Securities), as their interests may appear.

 Section 10.03        Default on Senior Debt and Designated Senior Debt.

(a)           The Company may not make any payment of principal or interest on the Notes to the Trustee or any Holder in respect of Obligations with respect to the Notes (except in Permitted Junior Securities) if a default in the payment of any principal or other Obligations with respect to Senior Debt occurs, by reason of acceleration or otherwise, and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Debt until the date on which such default in the payment of all principal and other Obligations with respect to the Senior Debt has been cured or waived or ceased to exist or on which such Senior Debt is discharged or paid in full in cash or other payment satisfactory to the holders of such Senior Debt.

(b)           During the continuance of any event of default with respect to any Designated Senior Indebtedness (other than a default in payment of the principal of, premium, if any, or interest on, rent or other payment obligations in respect of any Designated Senior Indebtedness) permitting the holders thereof to accelerate the maturity thereof (or, in the case of any lease, permitting the landlord either to terminate the lease or to require the Company to make an irrevocable offer to terminate the lease following an event of default under such lease), no payment may be made by the Company, directly or indirectly, with respect to principal of or interest on the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by a Responsible Officer of the Trustee at the Corporate Trust office of written notice (a “Payment Blockage Notice”) of such event of default from a Person entitled to give such notice under any agreement pursuant to which that Designated Senior Indebtedness may have been issued, that such an event of default has occurred and is continuing and ending on the earliest of: (i) 179 days from the date the Trustee shall have received the Payment Blockage Notice, (ii) the date such event of default has been cured or waived or ceases to exist, (iii) the date such Payment Blockage Period shall have been terminated by written notice to the Company and a Responsible Officer of the Trustee at the Corporate Trust office from the Person initiating such Payment Blockage Period, and (iv) the date on which such Designated Senior Indebtedness is discharged or paid in full in cash or other payment satisfactory to the holders of such Designated Senior Indebtedness.

The Company may resume payments on the Notes after the end of the Payment Blockage Period unless the holders of such Designated Senior Indebtedness or the representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness and such amounts owing under such Designated Senior Indebtedness have not been paid.

(c)           Not more than one Payment Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Indebtedness during such period. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period whether or not within a period of 365 consecutive days. In no event may the total number of days during which any Payment Blockage Period is in effect exceed 179 days in the aggregate in any consecutive 365-day period.

        Section 10.04        Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, unless the full amount in respect of all Senior Debt is paid in cash or other payment satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, or interest on, the Notes or upon redemption of any of the Notes, and the Company shall promptly notify holders of Senior Debt of the acceleration.

        Section 10.05        When Distribution Must Be Paid Over. In the event that the Trustee or any Holder receives any payment of any Obligations or distribution of assets of the Company of any kind or character (other than Permitted Junior Securities pursuant to Article 10 hereof), whether in cash, property or securities (including, without limitation, by way of setoff or otherwise) with respect to the Notes at a time when a Responsible Officer of the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

With respect to the holders of Senior Debt, the Trustee undertakes to perform and observe only such covenants and obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article 10 or otherwise.

        Section 10.06        Notice by Company. The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

        Section 10.07        Subrogation. After all Senior Debt is paid in full in cash or other payment satisfactory to the holders of the Senior Debt and until the Notes are paid in full, Noteholders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes and entitled to similar rights of subrogation) to the rights of holders of Senior Debt to receive payments or distributions applicable to Senior Debt to the extent that payments or distributions otherwise payable to the Noteholders have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Noteholders (whether by the Company, any Holder, the Trustee or otherwise) is not, as between the Company and Holders, a payment by the Company on the Notes.

 Section 10.08        Relative Rights. This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

(a)           impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes in accordance with their terms;

(b)           affect the relative rights of Noteholders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

(c)           prevent the Trustee or any Noteholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

If the Company fails because of this Article 10 to pay principal of, premium, if any, or interest on a Note on the due date, the failure is still a Default or Event of Default.

        Section 10.09        Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

        Section 10.10        Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative. Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt, Designated Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

        Section 10.11        Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution to or by the Trustee, unless and until a Responsible Officer shall have received at the Corporate Trust Office of the Trustee no later than three (3) Business Days prior to such payment or distribution, written notice thereof from the Company or from one or more holders of Designated Senior Debt and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such fact exists.  Unless a Responsible Officer of the Trustee shall have received the notice provided for in the preceding sentence, the Trustee shall have full power and authority to receive such payment and to apply the same for the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.  The foregoing shall not apply to any Affiliate of the Company acting as Paying Agent. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Sections 6.06 and 7.07 hereof.

The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

        Section 10.12        Authorization to Effect Subordination. Each Noteholder, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Designated Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Noteholders.

        Section 10.13        Amendments. The provisions of this Article 10 shall not be amended or modified in any manner adverse to the holders of Senior Debt without the written consent of the holders of all Senior Debt.

        Section 10.14        Agreement to Subordinate Unaffected.  The provisions of this Article 10 shall remain in full force and effect irrespective of (a) any amendment, modification, or supplement of, or any waiver or consent to, any of the terms of the Senior Debt or the agreement or instrument governing the Senior Debt, (b) the release or non-perfection of any collateral securing the Senior Debt or (c) the manner of sale or other disposition of the collateral securing the Senior Debt or the application of the proceeds upon such sale.

        Section 10.15        Reinstatement..  The provisions of this Article 10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Senior Debt is rescinded or must otherwise be returned by any Representative or any holder of the Senior Debt upon the insolvency, bankruptcy or reorganization of the Company or otherwise, as though such payment had not been made.

        Section 10.16        Continuing Agreement; Assignments. The provisions of this Article 10 constitute a continuing agreement and shall remain in full force and effect until payment in full in cash of the Senior Debt, be binding on the Trustee, the Noteholders, the Company and their respective successors and assigns, and inure to the benefit of, and be enforceable by the Representatives, the holders of the Senior Debt and their respective successors and assigns. Any holder of Senior Debt may assign or otherwise transfer all or a part of its rights and obligations under the Senior Debt to any other Person, and such Person shall thereupon be vested with all the rights granted in this Article to such holder of Senior Debt in respect thereof.

 Section 10.17        Satisfaction and Discharge.  Amounts deposited in trust with the Trustee pursuant to and in accordance with Article 8 and not prohibited to be deposited under Section 10.03 when deposited shall not be subject to this Article 10.

ARTICLE 11
PAYMENT OF INTEREST

        Section 11.01          Interest Payments.  Interest on any Note that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the Person in whose name that Note is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest payable in Cash on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books. In the case of a Global Note, interest payable on any applicable payment date will be paid by wire transfer of same-day funds to the Depositary for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

        Section 11.02          Defaulted Interest.  Any interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest”, which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.

(a)           The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 20 days and not less than 15 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the “Special Record Date”). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Noteholders maintained pursuant to Section 2.05 not less than 25 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

               (b)           The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        Section 11.03          Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and Section 2.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Notes.

ARTICLE 12
MISCELLANEOUS

        Section 12.01          Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

        Section 12.02          Noteholder Communications; Noteholder Actions. (j)  The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)           (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(c)           The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(d)           Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(e)           The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

        Section 12.03        Notices. (k)  Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

WellCare Health Plans, Inc.
8725 Henderson Road
Renaissance One
Tampa, Florida  33634
Attention: General Counsel
Tel: (813) 290-6200
Fax:  (813) 290-6210

with a copy to:

Hogan Lovells US LLP
875 Third Avenue, 25th Floor
New York, NY 10022
Attention: Christine Pallares
Tel: 212-918-3000
Fax: 212-918-3100

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Pkwy. N., 2nd Floor
Jacksonville, Florida 32256
Attention: Corporate Trust Administration
Fax: 904-645-1921

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)           Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of the Depository or its nominee, as agreed by the Company, the Trustee and the Depository. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Any defect in mailing, or defect in, a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

               (c)           Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(d)           The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company.  The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

        Section 12.04        Communication by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

        Section 12.05        Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Notwithstanding the foregoing, no such Opinion of Counsel shall be required with respect to the authentication and delivery of the Notes in connection with their original issuance hereunder.

 Section 12.06        Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement that, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

        Section 12.07        Legal Holiday. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, interest shall accrue for the intervening period.

        Section 12.08        Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

        Section 12.09        Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

THE COMPANY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING TO ENFORCE ANY OF ITS OBLIGATIONS UNDER THIS INDENTURE OR WITH REGARD TO THE NOTES, AND AGREES NOT TO SEEK A TRANSFER OF ANY SUCH ACTION OR PROCEEDING ON THE BASIS OF INCONVENIENCE OF THE FORUM OR OTHERWISE (BUT THE COMPANY WILL NOT BE PREVENTED FROM REMOVING ANY SUCH ACTION OR PROCEEDING FROM A STATE COURT TO THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK).  THE COMPANY AGREES THAT PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE SERVED UPON IT BY REGISTERED MAIL OR IN ANY OTHER MANNER PERMITTED BY THE RULES OF THE COURT IN WHICH THE ACTION OR PROCEEDING IS BROUGHT.  THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION TO ANY SUCH SUIT, ACTION OR PROCEEDING THAT MAY BE BROUGHT IN SUCH COURTS WHETHER ON THE GROUNDS OF VENUE, RESIDENCE OR DOMICILE OR ON THE GROUND THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        Section 12.10        No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

        Section 12.11        Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

        Section 12.12        Counterparts. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

        Section 12.13        Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

        Section 12.14        Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

        Section 12.15        No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        Section 12.16       Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

        Section 12.17        Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any provision of any law or regulation or any act of governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, sabotage, epidemics, riots, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, accidents, labor disputes; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

WELLCARE HEALTH PLANS, INC., as Issuer

By:	/s/ Thomas Tran
Name: Thomas Tran
Title: Senior Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee
By:	/s/ Thomas J. Provenzano
Name: Thomas J. Provenzano
Title: Vice President

EXHIBIT A

[FACE OF NOTE]

WELLCARE HEALTH PLANS, INC.

6.0% Subordinated Note due December 31, 2016

No.:	CUSIP: 94946T AA4
ISIN: US94946TAA43

WellCare Health Plans, Inc., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co. or its registered assigns, the principal sum set forth on Schedule I hereto on December 31, 2016.

Interest Rate: 6.0% per annum.

Interest Payment Dates: June 15 and December 15, commencing December 15, 2011.

Regular Record Dates: June 1 and December 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date:	WELLCARE HEALTH PLANS, INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 6.0% Subordinated Notes due December 31, 2016 described in the Indenture referred to in this Note.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

WELLCARE HEALTH PLANS, INC.

6.0% Subordinated Note due December 31, 2016

1.            Principal and Interest.

The Company promises to pay the principal of this Note on December 31, 2016.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 6.0% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the Close of Business on the June 1 or December 1 immediately preceding the interest payment date) on each interest payment date, commencing December 15, 2011; provided, however, that interest payable on the first interest payment date shall accrue from and including May 4, 2011.

Interest on this Note will accrue from the most recent date to which interest has been paid or provided for on this Note or the Note surrendered in exchange for this Note or, if no interest has been paid, from May 4, 2011, through the day before each Interest Payment Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 6.0%. Defaulted Interest shall be paid to the Persons that are Holders on a Special Record Date, which will established as set forth in the Indenture referred to below.

2.            Method of Payment.

Subject to the terms and conditions of the Indenture, the Company shall pay interest on this Note to the person who is the Holder of this Note at the Close of Business on the Regular Record Date next preceding the related Interest Payment Date. The Company will pay any Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.            Paying Agent and Registrar.

Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

4.            Indenture.

This is one of the Notes issued under an Indenture dated as of September 15, 2011 (as amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control. The Notes are general unsecured obligations of the Company.

5.	Redemption.

At any time prior to Maturity Date, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of Notes redeemed (or, if such redemption occurs prior to the date which is one year from the date of original issuance, 102% of principal amount of the Notes redeemed) plus accrued and unpaid interest, if any, to, but not including, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.  Any redemption shall be made pursuant to the provisions of Section 3.01 through Section 3.08 of the Indenture. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.  Notice of redemption will be delivered at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. Notes in denominations larger than $100 may be redeemed in part but only in whole multiples of $100, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

6.            Subordination.

The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

7.            Defaults and Remedies.

Subject to certain exceptions, if an Event of Default, other than a Bankruptcy Default, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.

8.            Amendment and Waiver.

Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or this Note to, among other things, cure any ambiguity, omission, defect or inconsistency in the Indenture or this Note that does not adversely affect the rights of any Holder of the Notes.

9.            Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $100 principal amount and integral multiples of $100. A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees as set forth in the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

10.          Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.          Unclaimed Money or Notes.

The Trustee and each Paying Agent shall pay or deliver, as the case may be, to the Company upon request any money held by them for the payment of the principal amount of and interest on, this Note that remains unclaimed for two years after a right to such money has matured.

12.          Trustee Dealings with the Company.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of this Note and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

13.          No Recourse Against Others.

No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

14.          Authentication

This Note shall not be valid until an authorized signatory of the Trustee signs manually or by facsimile the Trustee’s Certificate of Authentication on the other side of this Note.

15.         Governing Law.

THE INDENTURE AND THE NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

16.          Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

 [FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Schedule I

WELLCARE HEALTH PLANS, INC.

6.0% SUBORDINATED NOTES DUE DECEMBER 31, 2016

No.:

The initial principal amount of this Global Note is $112,500,000.

Date	Principal Amount of this Global Note	Notation Explaining Change in Principal Amount	Authorized Signature of Trustee

EXHIBIT B

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

B-1